                                 REVOCABLE PROXY

                                   RIDE, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE _____________, 1999 SPECIAL MEETING OF THE SHAREHOLDERS

     The undersigned hereby appoints Robert F. Marcovitch and David H. Davis, or either of them, as proxies, each with full power of substitution, to represent the undersigned and vote for and on behalf of the undersigned the number of shares of Common Stock of Ride, Inc. (the "Company") held of record on _______________, 1999 and which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on _______________ at _____ a.m., local time, at __________________________, and at any adjournments or postponements thereof.

     The board of directors recommends a vote "For" each of the following proposals.

     The undersigned directs that this proxy be voted as follows:

     (1) A proposal to adopt the Amended and Restated Agreement and Plan of Merger, dated as of July 22, 1999, by and among Ride, Inc., K2 Inc. and K2 Acquisition, Inc., a wholly owned subsidiary of K2, that provides for, among other things, a merger that will result in Ride becoming a wholly owned subsidiary of K2 and Ride shareholders' becoming K2 shareholders. In the merger, each share of Ride common stock will automatically become the right to receive from K2 a fraction of a share of K2 common stock. The exact fraction of a K2 share to be exchanged for each Ride share will be equal to $1.00 divided by the average closing price of K2 stock over a period of five days ending three business days before completion of the merger, but not more than 1/10 nor less than 1/12.

              [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

     (2) A proposal to postpone or adjourn the special meeting in order to solicit additional votes to approve the merger agreement, if necessary.

              [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

     (3) In their discretion, the holders of this proxy are authorized to vote upon such other business as may properly come before the meeting.

     The shares of stock represented by this proxy will be voted as specified above, unless otherwise directed. The undersigned hereby revokes any proxy or proxies heretofore given for such stock and ratifies and confirms all that the above-named proxies or their substitutes may lawfully do by virtue hereof.

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" APPROVAL OF THE AGREEMENT AND PLAN OF MERGER.

-------------------------------------------------------------------------------


PLEASE SIGN, DATE AND RETURN PROMPTLY   Please sign and date this proxy exactly
USE THE ENCLOSED RETURN ENVELOPE        as your name appears on your stock
                                        certificate.  When shares are held by
                                        joint tenants, both should sign.  When
                                        signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        please give full title as such.  If a
                                        corporation, please sign in full
                                        corporate name by President or other
                                        authorized officer.  If a partnership,
                                        please sign in partnership name by
                                        authorized person.

                                        --------------------------------------
                                        (Signature)                   (Date)

                                        --------------------------------------
                                        (Signature if held jointly)   (Date)


                                       2